Exhibit 4.2

ZAZA ENERGY CORPORATION

AND EACH OF THE GUARANTORS PARTY HERETO

9.00% CONVERTIBLE SENIOR NOTES DUE 2017

INDENTURE

Dated as of October 22, 2012

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	12.02; 12.06
(b)	12.02
(c)(1)	12.05
(c)(2)	12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.10
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.03
(a)(2)	N.A.
(b)	6.07; 8.02
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

Page

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF NOTICE OF CONVERSION

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of October 22, 2012 among ZaZa Energy Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Wilmington Trust, National Association, and any and all successors thereto, as trustee (in such capacity, the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 9.00% Convertible Senior Notes due 2017 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01           Definitions.

“Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (4), (7) or (8) under the Securities Act.

“Acquired Debt” means, with respect to any specified Person:

(1)             Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Subsidiary) or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being incurred in connection with the acquisition of assets; and

(2)             Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the date of the related acquisition of assets from such Person.

“Additional Notes” means Notes (other than the Initial Notes) issued after the Issue Date under this Indenture in accordance with Sections 2.02 and 4.07 hereof, as part of the same class as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, Conversion Agent or additional conversion agent.

“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Accredited Investors.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Sale” means:

(1)             the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.12 hereof, and/or Section 5.01 hereof, and not by Section 4.13 hereof;

(2)             the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries other than statutory or directors qualifying shares; and

(3)             an Involuntary Transfer.

(4)             Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:”

(a)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(b)           a transfer of assets between or among the Company and the Guarantors;

(c)           an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(d)           the sale or lease of products, services or accounts receivable in the ordinary course of business, including oil and gas production and emissions allowances, and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(e)           the sale or other disposition of cash or Cash Equivalents;

(f)            the transfer or other disposition of oil and gas properties and related assets or interests therein to a Development Joint Venture in which the Company and any Restricted Subsidiaries collectively are the Beneficial Owner of at least 20% of the outstanding Voting Stock therein, or the transfer or other disposition of Equity Interests in a Development Joint Venture by the Company or any Restricted Subsidiary so long as the Company and any Restricted Subsidiaries collectively are the Beneficial Owner of at least 20% of the outstanding Voting Stock therein after giving effect to such transfer or other disposition; or

(g)           the transfer or other disposition of oil and gas properties and related assets or interests therein in exchange primarily for an obligation to fund all or a portion of the costs of acquiring, drilling, exploring, exploiting, producing, and carrying on related activities with regard to oil and gas properties.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)             with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)             with respect to a partnership, the board of directors of the general partner of the partnership;

(3)             with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)             with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banks in New York, New York or a place of payment on the Notes are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)             in the case of a corporation, corporate stock;

(2)             in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)             in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)             any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)             United States dollars;

(2)             securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)             certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)             repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)             commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)             money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Clearstream” means Clearstream Banking, S.A.

“Close of Business” means 5:00 p.m. New York City time.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 11.07 hereof.

“Company” means ZaZa Energy Corporation, a Delaware corporation, and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)             an amount equal to (a) any extraordinary loss plus (b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)             provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)             the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)             depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)             non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)             the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)             the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)             the cumulative effect of a change in accounting principles will be excluded; and

(4)             notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Constituent Documents” means, with respect to any Person, (i) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person; (ii) the by-laws or operating agreement (or the equivalent governing documents) of such Person; and (iii) any document (other than policy or procedural manuals or other similar documents) setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Conversion Price” means a dollar amount equal to a fraction, the numerator of which is $1,000 and the denominator of which is the then applicable Conversion Rate.

“Credit Agreement”  means a credit agreement, term loan, promissory note or notes with, or other evidence of Indebtedness to, banks or other institutional lenders, investors or credit providers providing for up to $50.0 million of borrowings (inclusive of letters of credit issued thereunder), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 or 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Development Joint Venture” means an entity formed by the Company or any Restricted Subsidiary or jointly by the Company or any Restricted Subsidiary with one or more unrelated parties for the purpose of acquiring, drilling, exploring, exploiting, producing, disposing, and carrying on related activities with regard to oil and gas properties.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with this Indenture.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Ex-Dividend Date” means the first Business Day immediately following the record date for determining which holders of shares of Common Stock have the right to receive the issuance, dividend or distribution in question, from the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means any Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Notes and the Note Guarantees) in existence on the Issue Date, until such Indebtedness is repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)             acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)             the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)             the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)             any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)             any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)             if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)             the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)             the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)             any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)             all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Free Trade Date” means the date that is one year after the Issue Date.

“Freely Tradable” means, with respect to the Notes or any shares of the Common Stock issuable upon conversion of the Notes, that such Notes or shares of Common Stock, as the case may be, are eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise pursuant to U.S. securities laws by a Person that is not an affiliate (as defined in Rule 144) of the Company and that has not been an affiliate (as defined in Rule 144) of the Company during the three immediately preceding months without any volume or manner of sale restrictions.

“Fundamental Change” means an event that will be deemed to occur if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Subsidiaries, the Permitted Holders, and the Company and the Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise become aware that, such person or group has become the direct or indirect “beneficial owner” of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii) the consummation of:

(A) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and the Subsidiaries, taken as a whole, to any person or persons (other than one of the Subsidiaries); or

(B) any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of the Company with or by another person pursuant to which the persons that beneficially owned, directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing more than 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportions (relative to each other) as immediately prior to such transaction;

(iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

For the purposes of this definition of “Fundamental Change,” whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” is the date specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Notice.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06(b)(3) hereof.

“Governmental Authority” means the Federal Government of the United States of America and any state, local, municipal or other political subdivision thereof and any other entity exercising executive,

legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each Domestic Subsidiary of the Company on the Issue Date and (2) each other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)             interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)             other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)             other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent,

(1)             in respect of borrowed money;

(2)             evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)             in respect of banker’s acceptances;

(4)             representing Capital Lease Obligations;

(5)             representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)             representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(1) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil and gas property;

(2) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(3) the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Indenture” means this Indenture pursuant to which the Notes will be issued among the Company, the Guarantors and the Trustee, as amended, supplemented or modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $40,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Interest Make-Whole Premium” means a payment equal to the sum of the present values of the lesser of: (i) five semi-annual interest payments; or (ii) the number of semi-annual interest payments, that would have been payable on the Notes that a Holder has elected to convert from the last day through which interest was paid on such Notes, or the Issue Date if no interest has been paid, to but excluding August 1, 2017, computed using a discount rate equal to 2.0%, subject to Section 2.15(d).

“Involuntary Transfer” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the Fair Market Value of the Common Stock as of the most recent date of determination of such Fair Market Value by the Board of Directors of the Company; provided, however, that the date of determination of such Fair Market Value shall be no earlier than the final Business Day of the most recently completed fiscal quarter of the Company.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole.

“Maturity Date” means August 1, 2017.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)             any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)             any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements, and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)             as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)             no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)             as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Controller of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under applicable provisions of the common law and any applicable U.S. federal, state, local and municipal rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator.

“Permitted Business” means a business in which the Company and its Restricted Subsidiaries were engaged on the Issue Date and any business reasonably related or complimentary thereto.

“Permitted Holders” means Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy, Inc., Todd A. Brooks, John E. Hearn, Jr., Gaston L. Kearby, any Other Stockholder under that certain ZaZa Energy Corporation Stockholders’ Agreement dated as of August 9, 2011 (as such term is defined therein), and their respective Related Parties.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)             the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)             such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, provided, however, that this clause (2) shall not apply to any Permitted Refinancing Indebtedness incurred to refinance the 8% Senior Secured Notes due 2017 (the “Senior Notes”);

(3)             if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)             such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“Redemption Date” means the date, which shall be a Business Day, specified for redemption of the Notes in accordance with the terms of the Notes and Article 3 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto and bearing the legend referred to in Section 2.06(f)(3) hereof deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1)                                  any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of a Person described in clause (1) of the definition of Permitted Holder; or

(2)                                  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holder.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for administration of this Indenture or any other officer of the Trustee , with respect to a particular corporate trust matter, to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Notes CUSIP” means CUSIP number 98919T AB6, CUSIP number U98837 AA2 or CUSIP number 98919T AC4.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Paragraph w, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Notes” means those certain subordinated notes dated February 21, 2012 aggregating $47.33 million in original principal amount issued by the Company to, Blackstone Oil and Gas, LLC, Omega Energy, LLC, Lara Energy, Inc., Todd Alan Brooks, Gaston L. Kearby and John E. Hearn Jr.  The Notes are hereby express designated as Senior Indebtedness as such term is defined in the Subordinated Notes, and are senior to the obligations under the Subordinated Notes as set forth in the Subordinated Notes.

“Subsidiary” means, with respect to any specified Person:

(1)                                        any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                        any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Stock Price” means, for any Make-Whole Fundamental Change, (i) if the holders of the Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa–77bbbb).

“Trading Day” means a day during which (i) the NASDAQ Stock Market, LLC is open for trading, or if the Common Stock is not listed for trading on the NASDAQ Stock Market, LLC, the principal U.S. national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so quoted or listed, any Business Day; and (ii) there is no Market Disruption Event.

“Trustee” means Wilmington Trust, National Association, in its capacity as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Notes CUSIP” means CUSIP number 98919T AD2.

“Unrestricted Subsidiary” means, at the Issue Date, the following Subsidiaries of the Company: ZaZa Holding SAS (f/k/a Toreador Holding S.A.S.), ZaZa International Holding Limited Liability Company (f/k/a Toreador International Holding LLC), ZaZa France S.A.S. (f/k/a Toreador France S.A.S.) and ZaZa Energy France (f/k/a Toreador Energy France S.A.S.) and, when formed, any Development Joint Venture, each subject to future designation as a Restricted Subsidiary in accordance with the provisions of this Indenture, and any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                        has no Indebtedness other than Non-Recourse Debt;

(2)                                        is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                        is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                        has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“VWAP” means with respect to any Interest Make-Whole Premium, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page GEVO.Q <equity> AQR, or any successor page, in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Conversion Date, or if such volume-weighted average price is unavailable, the market value per share of Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such Conversion Date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                        the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years

(calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                        the then outstanding principal amount of such Indebtedness.

“Working Capital” means the aggregate amount of all current assets (excluding cash, Cash Equivalents, and deferred taxes and income taxes receivable recorded as current assets), receivables and inventory on a consolidated basis for the Company and its Subsidiaries.

Section 1.02                                Other Definitions.

Term	Defined in Section
“Additional Interest”	4.14
“Additional Shares”	11.04
“Asset Sale Offer”	3.06
“Authentication Order”	2.02
“Clause A Distribution”	11.03
“Clause B Distribution”	11.03
“Clause C Distribution”	11.03
“Conversion Agent”	2.03
“Conversion Date”	11.02
“Conversion Notice”	11.04
“Conversion Obligation”	11.01
“Conversion Rate”	11.01
“Defaulted Interest”	2.12
“Distributed Property”	11.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.13
“Fundamental Change Offer”	4.12
“Fundamental Change Payment”	4.12
“Fundamental Change Payment Date”	4.12
“incur”	4.07
“Indemnified Party”	7.07
“Interest Payment Date”	2.14
“Make-Whole Fundamental Change”	11.04
“Make-Whole Fundamental Change Effective Date”	11.04
“Merger Event”	11.07
“Notice of Conversion”	11.02
“Offer Amount”	3.06
“Offer Period”	3.06
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.07
“Provisional Redemption”	3.04
“Purchase Date”	3.06
“Record Date”	2.14
“Redemption Notice”	3.08
“Redemption Price”	3.07

Term	Defined in Section
“Reference Property”	11.07
“Registrar”	2.03
“Reporting Event of Default”	6.02
“Senior Notes”	4.07
“Special Interest”	6.02
“Spin-Off”	11.03
“Trigger Event”	11.03
“Valuation Date”	11.03

Section 1.03                                Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(1)                                        a term has the meaning assigned to it;

(2)                                        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                        “or” is not exclusive;

(4)                                        words in the singular include the plural, and in the plural include the singular;

(5)                                        “will” shall be interpreted to express a command;

(6)                                        provisions apply to successive events and transactions; references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(7)                                        unless the context requires otherwise, all references to payments of interest on the Notes will include any Defaulted Interest payable pursuant to Section 2.12, any Additional Interest payable pursuant to Section 4.14 hereof and any Special Interest payable pursuant to Section 6.02 hereof.

ARTICLE 2
THE NOTES

Section 2.01                                Form and Dating.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Form of Notes.  Global Notes will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Increases or Exchanges of Interests in the Global Note” attached thereto).  Definitive Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Increases or Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                                Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver Notes for original issue under this Indenture, including any Additional Notes.  Each such Authentication Order shall specify (i) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, (ii) whether the Notes are to be Initial Notes or Additional Notes, (iii) whether the Notes are to be issued as Definitive Notes or Global Notes, (iv) to whom the Notes shall be registered and delivered, (v) in the case of an issuance of Additional Notes after the Issue Date, shall certify that such issuance is in compliance with Section 4.07 hereof, and (vi) such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                                Registrar, Paying Agent and Conversion Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) or conversion (“Conversion Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange, including the names and addresses of the Holders and the principal amounts and interest on the Notes.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, the Paying Agent and the Conversion Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04                                Paying Agent to Hold Money and Common Stock in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money and shares of Common Stock held by the Paying Agent for the payment of principal of, premium, if any, or interest (including any Interest Make-Whole Premium) on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money or shares of Common Stock.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money and shares of Common Stock held by it as Paying Agent.  Upon any Event of Default under Section 6.01, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06                                Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)                                        the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)                                        the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(3)                                        In addition, a Person holding a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note if there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a written request from such Person to receive a Definitive Note.

Upon the occurrence of either of the preceding events in clauses (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be in the case of clauses (1), (2) or (3) above, a Definitive Note and otherwise a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer as set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                        Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Except as may be required by the Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                        All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                              both:

i.                 a written or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

ii.              instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                                both:

i.                 a written or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

ii.              instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act as determined by an opinion of counsel.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                        Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                              If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                        Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If in accordance with Section 2.06(a) hereof a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver, upon receipt of an Authentication Order (and the Company shall take into account any directions received by the Registrar pursuant to the immediately following sentence if applicable), to the Person designated in such Authentication Order a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or the Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                        Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)                                        Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the QIB Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the AI Global Note.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                        Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(f)                                    Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                        Private Placement Legend.

(A)                              Except as permitted by subparagraph (b) of this Section 2.06, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof, other than Common Stock issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(f)(1)(B) hereof, if applicable) shall bear the legend in substantially the following form:

“THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN  “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN A TRANSACTION THAT IS NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR.”

(B)                                Any stock certificate representing Common Stock issued upon conversion of a Restricted Global Note or a Restricted Definitive Note shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE COMMON STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN A TRANSACTION THAT IS NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.”

(2)                                        Original Issue Discount Legend.  Each Global Note and each Definitive Note will bear a legend in substantially the following form:

“FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO ZAZA ENERGY CORPORATION, 1301 MCKINNEY STREET SUITE 3000, HOUSTON, TEXAS 77010, ATTENTION: SCOTT GAILLE.”

(3)                                        Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.02 AND 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ZAZA ENERGY CORPORATION, 1301 MCKINNEY STREET SUITE 3000, HOUSTON, TEXAS 77010, ATTENTION: SCOTT GAILLE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(4)                                        Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(g)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes or is redeemed, repurchased or cancelled in part, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                        To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                        No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 4.12, 4.13 and 8.05 hereof).

(3)                                        The Registrar will not be required to register the transfer of or exchange of any Note selected for purchase in whole or in part, except the unpurchased portion of any Note being purchased in part.

(4)                                        All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                        Neither the Registrar nor the Company will be required:

(A)                              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for purchase under Section 3.01 hereof and ending at the Close of Business on the day of selection;

(B)                                to register the transfer of or to exchange any Note selected for purchase in whole or in part, except the unpurchased portion of any Note being purchased in part; or

(C)                                to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6)                                        Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                        The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                  Each Holder agrees to provide reasonable indemnity to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provisions of this Indenture and/or applicable United States federal or state securities law.

(10)                            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(11)                            Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect itself and any Agent and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a purchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                Treasury Notes and Affiliate Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, (a) Notes owned by the Company or any Guarantor will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded, and (b) notwithstanding anything to the contrary in this Indenture, Notes owned by any Affiliate of the Company or any Affiliate of a Guarantor (other than Notes owned directly by the Company and the Guarantors), will be deemed outstanding for all purposes of this Indenture, including Section 2.08 hereof and this Section 2.09.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company upon written request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest  (including any Interest Make-Whole Premium) (without regard to any applicable grace period) from time to time on demand at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful (“Defaulted Interest”) to the Persons who are Holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

All reference to “interest” in this Indenture and the Notes mean the initial interest rate borne by the Notes, plus, if any, Defaulted Interest, Additional Interest and Special Interest, unless this Indenture states otherwise.

Section 2.13                                Persons Deemed Owners.

The Holder of a Note may be treated as its owner for all purposes.  Only Holders have rights under this Indenture and the Notes.

Section 2.14                                Interest Payment Date; Record Date.

Interest on outstanding Notes will accrue at the rate of 9.00% per year and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2013 (each, an

“Interest Payment Date”).  The Company will make each interest payment to the Holders of record on the immediately preceding January 15 and July 15 (each, a “Record Date”).  Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.15                                Interest Make-Whole Premium.

(a)                                  In the event a Holder elects to exercise its right to convert its Notes pursuant to Article 11, and such election occurs on or after May 1, 2013 but prior to August 1, 2017, such Holder shall be entitled to receive, in addition to the consideration that such Holder is entitled to receive upon conversion, an Interest Make-Whole Premium.

(b)                                 The Company may pay any Interest Make-Whole Premium either in cash or, subject to shareholder approval if required by any applicable shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, in Common Stock, at its election. If the Company elects to pay an Interest Make-Whole Premium in Common Stock, such stock will be valued at 95% of the simple average of the daily VWAP of the Common Stock for the 10 Trading Days ending on and including the Trading Day immediately preceding the Conversion Date and will be calculated by the Company. The calculation of the simple average of the daily volume weighted average price shall be subject to appropriate adjustment pursuant to Section 11.03.

(c)                                  Notwithstanding anything in the Indenture to the contrary, the Company shall have thirty (30) days from the Conversion Date to pay the Interest Make-Whole Premium.

(d)                                 If the Conversion Date falls after the Close of Business on a Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, the amount of the Interest Make-Whole Premium will be reduced by the amount of interest payable on such Interest Payment Date to the Holder of record of the converted Notes on the Close of Business on the corresponding Regular Record Date.

(e)                                  The Company will mail or deliver by electronic transmission a notice to the Trustee and each Holder on or before the second Business Day after the Conversion Date specifying whether the Company will be paying the Interest Make-Whole Premium, if any, in cash or in Common Stock.

Section 2.16                                Additional Interest.

Pursuant to Section 4.14 hereof, Additional Interest may accrue on the Notes. Pursuant to Section 6.02 hereof, in certain circumstances, the Company may, at its election, be obligated to pay Holders the Special Interest. In no event will such Additional Interest and the Special Interest on a combined basis exceed 0.50% per annum on the principal amount of the then outstanding Notes.  Unless the context requires otherwise, all references in this Indenture to interest on the Notes will include such Additional Interest and Special Interest.

Section 2.17                                CUSIP Number.

A “CUSIP” number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

ARTICLE 3
PURCHASE OF NOTES

Section 3.01                                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase pursuant to Section 3.04 or Section 3.06 hereof, as applicable, or any other section of this Indenture, which authorizes or requires the purchase of Notes by the Company, the Trustee will select Notes for purchase on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate unless otherwise required by law or applicable stock exchange requirements or Applicable Procedures.

In the event of partial purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 subject to adjustment for authorized denominations; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.02                                Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on any redemption or purchase date pursuant to Section 3.04 or Section 3.06 hereof, as applicable, or any other section of this Indenture that authorizes or requires the purchase of Notes by the Company, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, no payment of interest will be made in respect of the Interest Payment Date relating to such Record Date.  If any Note called for purchase is not so paid upon surrender for purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.03                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.04                                Provisional Redemption.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date beginning August 1, 2015, to redeem (a “Provisional Redemption”) all or any part of the Notes at a price payable in cash equal to the Redemption Price, provided that the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice (as defined below) exceeds 150% of the applicable Conversion Price in effect on each such Trading Day.

Section 3.05                                No Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.06                                Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.13 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below and in Sections 4.13(b), (c), (d) and (e) hereof:

(a)                                  The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets.

(b)                                 The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(c)                                  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable subject to adjustment so that Notes or such other pari passu Indebtedness are not purchased in part in an unauthorized denomination) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as principal payments are made.

(d)                                 If a Purchase Date is on or after a Record Date but on or prior to the related Interest Payment Date, no payment of interest will be made in respect of the Interest Payment Date relating to such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(e)                                  Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail or electronic transmission, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                        that the Asset Sale Offer is being made pursuant to this Section 3.06 and Section 4.13 hereof and the length of time the Asset Sale Offer will remain open;

(2)                                        the Offer Amount, the purchase price and the Purchase Date;

(3)                                        that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                        that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)                                        that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only, unless all of the Notes held by a Holder are to be purchased;

(6)                                        that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                        that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                        that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased subject to adjustment for authorized denominations (unless all of the Notes held by a Holder are to be purchased)); and

(9)                                        that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.06.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.06, any purchase pursuant to this Section 3.06 shall be made pursuant to the provisions of Sections 3.01 through 3.03 hereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.13 of this Indenture by virtue of such conflict.

Section 3.07                                Redemption Price.

The redemption price (the “Redemption Price”) at which the Notes are redeemable shall be equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, provided, however, that if the Redemption Date is after a Regular Record Date and prior to the Interest Payment Date to which it relates, then the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, shall be paid on such Interest Payment Date to the Holders of record of such Notes on the applicable Regular Record Date instead of the Holders surrendering such Notes for redemption on the Redemption Date.

Section 3.08                                Redemption Notice.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall send a written notice of redemption (“Redemption Notice”) by electronic transmission or by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed.

The notice shall specify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the applicable Conversion Rate;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Notes called for redemption may be converted at any time before the Close of Business on the Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

(f) that Holders who want to convert Notes must satisfy the requirements set forth therein and in the Indenture;

(g) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and principal amounts of the particular Notes to be redeemed;

(i) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(j) the CUSIP number of the Notes.

At the Company’s written request, the Trustee shall give the Redemption Notice to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 40 days (or such shorter period as is acceptable to the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.08.

Section 3.09                                Effect of Redemption Notice.

Once a Redemption Notice is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

ARTICLE 4
COVENANTS

Section 4.01                                Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest  (including any Interest Make-Whole Premium) on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest (including any Interest Make-Whole Premium) will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including any Interest Make-Whole Premium) then due.

Section 4.02                                Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or conversion.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at Wilmington Trust, National Association, 166 Mercer Street, Suite 2-R, New York, New York 10012-3983, Attention:  Institutional Client Services - Global Capital Markets, with a copy to Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1626, Attention: Operations and Administrative Department.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03                                Corporate Existence; Conduct of Business; Insurance; Maintenance of Properties.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to, and shall do or cause to be done all things necessary to cause its Subsidiaries to:

(a)                                  continue to engage in the business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto;

(b)                                 preserve and keep in full force and effect:

(1)                                        its corporate existence (including being in good standing in its jurisdiction of organization), and the corporate, partnership or other existence (including being in good standing (or its equivalent, if any) in its jurisdiction of organization) of each of its Subsidiaries, in accordance with the respective Constituent Documents (as the same may be amended from time to time consistent with the terms of this Indenture) of the Company or any such Subsidiary; and

(2)                                        all rights (charter and statutory), Permits, licenses, franchises, privileges, accreditations, certifications, authorizations, approvals and registrations of the Company and each of its Subsidiaries necessary or desirable in the conduct of its business, including, without limitation, applicable U.S. federal regulatory approvals;

provided, however, that the Company shall not be required to preserve any such right, Permit, license, franchise, privilege, accreditation, certification, authorization, approval or registration or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a Material Adverse Effect; and

(c)                                  the Company will, and will cause each of its Subsidiaries to, (1) maintain, or cause to be maintained, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Subsidiaries operate, including customary directors’ and officers’ liability insurance and such other insurance as may be reasonably requested by the Trustee, and (2) maintain and preserve (i) in good working order and condition (subject to ordinary wear and tear) all of its properties necessary in the conduct of its business, and (ii) all registered patents, trademarks, trade names, copyrights, service marks and other intellectual property rights with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (i) and (ii) above would not, in the aggregate over all such failures, have a Material Adverse Effect.

Section 4.04                                Compliance Certificate.

(a)                                  The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c)                                  The Company shall deliver to the Trustee such other information or documents reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

Section 4.05                                Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental charges and levies upon it or its properties or assets, except such taxes, assessments, and governmental charges as are contested in good faith and by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or the applicable Subsidiary, as the case may be or where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect.

Section 4.06                                Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company’s Subsidiaries/the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                        the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness, including but not limited to the Subordinated Notes and the Senior Notes, provided, however, that the amount of any repayment or prepayment of the Senior Notes shall not be able to be reincurred pursuant to this clause (1);

(2)                                        the incurrence by the Company and the Guarantors of additional Indebtedness and letters of credit under a Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $50.0 million less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under such Credit Agreement that have been made by the Company or any of its Restricted Subsidiaries since such date;

(3)                                        the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4)                                        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any one time outstanding;

(5)                                        Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that such Subsidiary becomes a Restricted Subsidiary;

(6)                                        the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by this Indenture to be incurred under clauses (1), (3), (5) or (6) of this Section 4.07(b);

(7)                                        the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that:

(A)                              if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes and the Note Guarantees; and

(B)                                any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (ii) sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company or, if the intercompany Indebtedness is owed to an Unrestricted Subsidiary, the sale or other transfer of such Indebtedness to a Person that is not the Company or a Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)                                        the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that any:

(A)                              subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; or

(B)                                sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

(9)                                        the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10)                                  the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)                                  the incurrence by the Company or any of its Restricted Subsidiaries of trade accounts payable (other than for money borrowed) and expenses incurred in the ordinary course of business and for which payments are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings;

(12)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(13)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days; and

(14)                                  the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $5.0 million, determined as of the date of incurrence of such Indebtedness after giving effect to such incurrence and the application of the proceeds therefrom.

For purposes of determining compliance with this Section 4.07, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of this Section 4.07, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                        the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                        the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                        in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                              the Fair Market Value of such assets at the date of determination; and

(B)                                the amount of the Indebtedness of the other Person.

Section 4.08                                Additional Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is not an Immaterial Subsidiary after the Issue Date, or if any Restricted Subsidiary that is not already a Guarantor guarantees any other Indebtedness of the Company after such date, then in either case the Company will cause such Subsidiary to become a Guarantor by executing a supplemental indenture in the form of Exhibit F hereto pursuant to which it becomes a Guarantor within 20 Business Days of the date on which it was acquired or created or guaranteed Indebtedness of the Company, as the case may be; provided, however, that (i) the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries; and (ii) the Company and its Restricted Subsidiaries shall not acquire or create any Domestic Subsidiary that is required by this covenant to become a Guarantor, or permit any Restricted Subsidiary that is not already a Guarantor to become required by this covenant to become a Guarantor, unless such Domestic Subsidiary or Restricted

Subsidiary is 100% owned (as defined in Rule 3-10 of Regulation S-X of the rules and regulations of the SEC) by the Company.

Section 4.09                                Designation of Restricted and Unrestricted Subsidiaries.

(a)                                  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(1)                                        such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(2)                                        the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default or no Default or Event of Default would be in existence following such designation; and

(3)                                        the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.

(b)                                 The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company if:

(1)                                        the Company and its Restricted Subsidiaries could incur the Indebtedness which is deemed to be incurred upon such designation under the covenant described under Section 4.07 hereof, equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2)                                        the designation would not constitute or cause a Default or Event of Default; and

(3)                                        the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions, including the incurrence of Indebtedness under Section 4.07 hereof.

(c)                                  If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an “Unrestricted Subsidiary,” then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.07 hereof, the Company will be in default of such covenant.

Section 4.10                                Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is both: (x) offered to be paid to all Holders of the Notes; and (y) paid to each Holder of the Notes that consents, waives or agrees to amend in the time frame (i.e. a specified hour on a specified day) set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.11                                Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee within the time periods specified in the SEC’s rules and regulations:

(a)                                  all quarterly reports on Form 10-Q and annual reports on Form 10-K that would be required to be filed with the SEC on such forms if the Company were required to file such reports; and

(b)                                 all current reports on Form 8-K that would be required to be filed with the SEC on such form if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.  In addition, the Company will post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and the Company will file a copy of each of the reports referred to in clauses (a) and (b) above with the SEC for public availability within those time periods (unless the SEC will not accept such a filing).

If, at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.12                                Offer to Repurchase Upon Fundamental Change.

(a)                                  Upon the occurrence of a Fundamental Change, the Company will make an offer (a “Fundamental Change Offer”) to each Holder to repurchase all  of such Holder’s Notes (or such portion thereof specified by such Holder in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) at a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and any other interest which was accrued and remains unpaid, plus the Interest Make-Whole Premium on the Notes repurchased (the “Fundamental Change Payment”). Within 10 days following any Fundamental Change, the Company will mail or deliver by electronic transmission a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Fundamental Change and stating:

(1)                                        that the Fundamental Change Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment;

(2)                                        the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Fundamental Change Payment Date”);

(3)                                        that any Note not tendered will continue to accrue interest;

(4)                                        that, unless the Company defaults in the payment of the Fundamental Change Payment, all Notes accepted for payment pursuant to the Fundamental Change Offer will cease to accrue interest after the Fundamental Change Payment Date;

(5)                                        that Holders electing to have any Notes purchased pursuant to a Fundamental Change Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the Close of Business on the third Business Day preceding the Fundamental Change Payment Date;

(6)                                        that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Close of Business on the second Business Day preceding the Fundamental Change Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                        that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount and integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be repurchased, subject to adjustment for authorized determinations.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Fundamental Change.  To the extent that the provisions of any securities laws or regulations conflict with the Fundamental Change provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Fundamental Change provisions of this Section 4.12 by virtue of such compliance.

(b)                                 On or before the Fundamental Change Payment Date, the Company will, to the extent lawful:

(1)                                        accept for payment all Notes or portions of Notes properly tendered pursuant to the Fundamental Change Offer;

(2)                                        deposit with the Paying Agent an amount equal to the Fundamental Change Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                        deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Fundamental Change Payment for such Notes, and the Trustee, upon receipt of an Authentication Order, will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Fundamental Change Offer on or as soon as practicable after the Fundamental Change Payment Date.

Notwithstanding anything to the contrary in this Section 4.12, the Company will not be required to make a Fundamental Change Offer upon a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with this Section 4.12 made by the Company and purchases all Notes properly tendered and not withdrawn under the Fundamental Change Offer.

Section 4.13                                Asset Sales.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                        the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                        at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

provided, however, that any Asset Sale pursuant to an Involuntary Transfer shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this Section 4.13(a).

For purposes of this provision, each of the following will be deemed to be cash:

(A)                              any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B)                                any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C)                                any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.13(b).

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)                                  to prepay, repay, redeem or purchase Indebtedness of the Company that ranks senior or pari passu with the Notes; provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (1), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

(2)                                  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                  to make a capital expenditure; or

(4)                                  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)                                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.13(b) hereof will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will, within five days thereof, make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

(d)                                 The offer price in any Asset Sale Offer will equal to 100% of the principal amount of, plus accrued and unpaid interest on, any Notes purchased in the Asset Sale Offer and will be payable in cash.

(e)                                  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis or as otherwise required by Applicable Procedures (subject to adjustment so that Notes or such other pari passu Indebtedness are not purchased in part in an unauthorized denomination).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Section 4.14                                Additional Interest.

(a)                                  General. If, at any time during the period beginning on, and including, the date that is six months after the Issue Date and ending on, but not including, the Free Trade Date, the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) any document or report that it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), or the Notes are not otherwise Freely Tradable, including pursuant to Rule 144 by Holders other than affiliates (as defined in Rule 144) or Holders that were affiliates (as defined in Rule 144) during the three months preceding the date of the proposed transfer, the

Company will pay additional interest (the “Additional Interest”) on the principal amount of then outstanding Notes. The Additional Interest will accrue from the due date of each such missed filing or the date that the Notes otherwise cease to be Freely Tradable, until the date that the Notes become Freely Tradable. Such Additional Interest will initially accrue at the rate of 0.25% per annum on the principal amount of then outstanding Notes. If such Additional Interest accrues for more than 90 consecutive days, the rate at which the Additional Interest accrues will increase to 0.50% per annum on the principal amount of then outstanding Notes beginning on the 91st consecutive day on which it accrues and ending on the last consecutive day on which it continues to accrue; provided that such Additional Interest shall cease to accrue on the Free Trade Date.

In addition, if and for so long as, the Notes are not Freely Tradable at all times on and after the Free Trade Date, or the Private Placement Legend has not been deemed to be removed and the Notes are deemed to be assigned a Restricted Notes CUSIP after the 15th day immediately following the Free Trade Date, or the next succeeding Business Day if such day is not a Business Day, the Company will pay Additional Interest on the Notes at a rate of 0.50% per annum. Such Additional Interest will accrue on each day during such period on which the Notes are not Freely Tradable and the Restrictive Notes Legend is not deemed removed and the Notes are not deemed to be assigned the Unrestricted Notes CUSIP. In each case, the Additional Interest will be payable on the same dates and in the same manner as the stated interest on the Notes.

Notwithstanding the foregoing, the Company will not be required to pay Additional Interest with respect to any failure to timely file any report, if the Notes are not eligible for resale under Rule 144 or if the Notes are not Freely tradable, in each case as required under this Section 4.14: on any date on which (i) the Company has filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issuable upon conversion of the Notes, (ii) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, (iii) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A and (iv) the Notes and/or shares of Common Stock sold pursuant to such shelf registration statement become Freely Tradable as a result of such sale.

(b)                                 Notice to Trustee. If the Company is required to pay Additional Interest on any Note, no later than three Business Days prior to the date on which such Additional Interest is scheduled to be paid, the Company will provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) an Officer’s Certificate, which Officer’s Certificate will state (i) that the Company is obligated to pay Additional Interest pursuant to this Section 4.14, (ii) the amount of such Additional Interest that the Company is required to pay under this Section 4.14, (iii) the amount of such Additional Interest that the Company will pay, (iv) the scheduled date on which such Additional Interest will be paid to Holders and (v) a direction that the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) pay such Additional Interest to the extent it receives funds from the Company to do so, on the scheduled payment date for such Additional Interest. The Trustee will not have any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or, if any Additional Interest is payable, the amount of such Additional Interest that is payable.

ARTICLE 5
SUCCESSORS

Section 5.01                                Merger, Consolidation, or Sale of Assets.

(a)                                  The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (including the Guarantors) taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                        either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                        the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture; and

(3)                                        immediately after such transaction, no Default or Event of Default exists.

(b)                                 The Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c)                                  This Section 5.01 will not apply to:

(1)                                        a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2)                                        any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02                                Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or its Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or Restricted Subsidiaries is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company or the applicable Restricted Subsidiaries), and may exercise every right and power of the Company or Restricted Subsidiaries under this Indenture with the same effect as if such successor Person had been named as the Company or Restricted Subsidiaries herein; provided, however, that the predecessor Company or Restricted Subsidiaries shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or the applicable Restricted Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

Each of the following is an “Event of Default”:

(1)                                        default for 30 days in the payment when due of interest on the Notes;

(2)                                        default in the payment when due (at maturity or otherwise) of the principal of, or premium or Interest Make-Whole Premium, if any, on, the Notes;

(3)                                        failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.06 (“Offer to Purchase by Application of Excess Proceeds”), 4.12 (“Offer to Repurchase Upon Fundamental Change”), 4.13 (“Asset Sales”) or Article 5 (“Successors”) hereof;

(4)                                        failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days following the applicable settlement date;

(5)                                        failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(6)                                        default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)                              is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                                results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7)                                        failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry;

(8)                                        except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9)                                        the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(a)          commences a voluntary case;

(b)         consents to the entry of an order for relief against it in an involuntary case;

(c)          consents to the appointment of a custodian of it or for all or substantially all of its property;

(d)         makes a general assignment for the benefit of its creditors; or

(e)          generally is not paying its debts as they become due; and

(10)                                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)          is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(b)         appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(c)          orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Notwithstanding the above, any shortfall in payment, made necessary by the existence of de minimis dollar amounts that cannot be divided equally among the Holders shall in no way be considered a Default or Event of Default under this Indenture.

Section 6.02                                Sole Remedy for Failure to Report.

(a)          General. Notwithstanding anything to the contrary in the Notes or in this Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 6.01(5) hereof relating to the Company’s failure to comply with the reporting obligations under Section 4.11 hereof (a “Reporting Event of Default”) will, for the period beginning on the date on which such Reporting Event of Default first occurred and ending on the earlier of (A) the date on which such Reporting Event of Default is cured or validly waived in accordance with Section 6.05 hereof and (B) the 90th calendar day immediately following the date on which such

Reporting Event of Default first occurred, consist exclusively of the right to receive additional interest (the “Special Interest”) on the Notes at a rate equal to 0.50% per annum on the principal amount of the then outstanding Notes. If the Company elects, the Special Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The Special Interest will accrue in addition to any Additional Interest that the Company is obligated to pay under Section 2.16 hereof.

(b)         Limitation on Remedy. If (i) a Reporting Event of Default occurs and the Company elects that the sole remedy with respect to such Reporting Event of Default will be the Special Interest and (ii) on the 91st day immediately following, and including, the date on which such Reporting Event of Default first occurred, such Reporting Event of Default has not been cured or validly waived in accordance with Section 6.05 hereof, then the Notes will become subject to acceleration under Section 6.03 hereof on account of such Reporting Event of Default.

(c)          Company Election Notice. To elect to pay the Special Interest as the sole remedy for a Reporting Event of Default, the Company must deliver written notice of such election to the Holders, the Paying Agent and the Trustee prior to the date on which such Reporting Event of Default first occurs. Any such notice must include a brief description of the report or reports that the Company failed to file that caused such Reporting Event of Default, a statement that the Company is electing to pay the Special Interest and the date on which such Reporting Event of Default will occur.  If a Reporting Event of Default occurs and the Company fails to timely deliver such notice for such Reporting Event of Default, the Notes will be subject to acceleration under Section 6.03 hereof on account of such Reporting Event of Default.

(d)         Other Events of Default. Notwithstanding anything to the contrary herein, if the Company elects to pay the Special Interest with respect to any Reporting Event of Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default. For the avoidance of doubt, in no event will the Company be obligated to pay the Special Interest at a rate greater than 0.50% per annum on the principal amount of then outstanding Notes, regardless of the number of events or circumstances giving rise to requirements to pay such Special Interest.

Section 6.03                                Acceleration.

In the case of an Event of Default specified in clauses (1), (2), (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest (including any Interest Make-Whole Premium), premium, if any, on, or the principal of, the Notes.

Section 6.04                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest (including any Interest Make-Whole Premium) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.05                                Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except for the following, which shall require the waiver of Holders of each Note: (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest (including any Interest Make-Whole Premium) on, the Notes (including in connection with an offer to purchase), and (ii) an existing Default or Event of Default and its consequences hereunder in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.06                                Control by Majority.

Subject to Section 7.02(f) and Section 7.07, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Any application by the Trustee for written instructions from the requisite amount of Holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of Holders in response to such application specifying the action to be taken or omitted.

Section 6.07                                Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest (including any Interest Make-Whole Premium), if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                        such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                        Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                        such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                        the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                        Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.08                                Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest (including any Interest Make-Whole Premium) on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.09                                Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment (a) in its own name and (b) as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest (including any Interest Make-Whole Premium) remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and counsel.

Section 6.10                                Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or its respective agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof or otherwise.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its respective  agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11                                Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:                                     to the Trustee, the Paying Agent, the Conversion Agent and the Registrar for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                       to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including any Interest Make-Whole Premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest (including any Interest Make-Whole Premium), respectively; and

Third:                                 to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

Section 6.12                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, as the case may be, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                        the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                        in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                        this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                        the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                        the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)                                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an Incumbency Certificate).

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

(a)                                  The Trustee shall not be responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes.  The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money, or shares of Common Stock received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b)                                 The Trustee shall not be liable or responsible for the failure of the Company to maintain insurance on any Premises or any other property, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company, the Trustee or any other Person.

(c)                                  In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer services.

(e)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by a majority in aggregate principal amount of the Holders of Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

(f)                                    The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(g)                                 The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder.

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the later of (i) the date such Event of Default occurred or (ii) the date on which a Responsible Officer of the Trustee had actual knowledge of the Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including any Interest Make-Whole Premium) on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof.

Section 7.06                                Reports by Trustee to Holders of the Notes.

(a)                                  Within 90 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2012 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2), to the extent applicable.  The Trustee will also transmit by mail or electronic means all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its transmission to the Holders of Notes will be delivered by the Trustee to the Company and filed by the Company with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07                                Compensation and Indemnity.

(a)                                  The Company will pay to the Trustee, the Paying Agent, Conversion Agent and Registrar (each, an “Indemnified Party”) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  Such compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse each Indemnified Party promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Indemnified Party’s agents and counsel.

(b)                                 The Company and the Guarantors, jointly and severally, agree to indemnify each Indemnified Party, or any predecessor Indemnified Party and its respective agents, for, and to hold each of them harmless against, any and all losses, damages, claims, penalties, fines, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or its duties under this Indenture, including the costs and expenses (including reasonable attorney’s fees and expenses) of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith.  The Indemnified Party will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Indemnified Party to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  With respect to any claim against an Indemnified Party for which the Indemnified Party seeks indemnity hereunder, the Company or such Guarantor (unless it is a claim by the Company or such Guarantor) will defend the claim and the Indemnified Party will cooperate in the defense; provided that, each Indemnified Party may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, each Indemnified Party will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Sections 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services

(including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the date such removal is intended to become effective.  The Company may remove the Trustee if:

(1)                                        the Trustee fails to comply with Section 7.10 hereof;

(2)                                        the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                        a custodian or public officer takes charge of the Trustee or its property; or

(4)                                        the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12                                Trustee in Other Capacities; Paying Agent and Conversion Agent.

References to the Trustee in Sections 7.01(b), (d), (e), (f), 7.02, 7.03, 7.04, 7.07, 7.08 and 7.09 hereof shall be understood to include the Trustee when acting in its other capacities under this Indenture, including, without limitation, as the Paying Agent and the Conversion Agent.  The privileges, rights, indemnities, immunities and exculpatory provisions contained in this Indenture shall apply to the Trustee in such capacity and in all other capacities, whether it is acting under this Indenture or the other Indenture documents.

ARTICLE 8
AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01                                Without Consent of Holders of Notes.

Notwithstanding Section 8.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees (which amendment or supplement shall conform to the provisions of the TIA as then in effect) without the consent of any Holder of Notes:

(1)                                        to cure any ambiguity, defect or inconsistency;

(2)                                        to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                        to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)                                        to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder as evidenced by an opinion of counsel;

(5)                                        to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                        to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or

(7)                                        to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) and Section 12.05 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 8.02                                With Consent of Holders of Notes.

Except as provided below in this Section 8.02, this Indenture, the Notes or the Note Guarantees may be amended or supplemented (which amendment or supplement shall conform to the provisions of the TIA as then in effect) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 8.02.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)                                        reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                        reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the purchase of the Notes (other than the provisions of Sections 3.06, 4.12 and 4.13 hereof);

(3)                                        reduce the rate of or change the time for payment of interest on any Note;

(4)                                        make any change that adversely affects the conversion rights of any Note;

(5)                                        waive a Default or Event of Default in the payment of principal of, premium, if any, or interest (including any Interest Make-Whole Premium) on, the Notes as set forth in

Section 6.05 hereof, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes permitted by Section 6.03 hereof and a waiver of the payment default that resulted from such acceleration;

(6)                                        make any Note payable in money other than that stated in the Notes;

(7)                                        make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest (including any Interest Make-Whole Premium) on the Notes;

(8)                                        waive a payment with respect to the purchase by the Company of any Note (other than a payment required by Sections 3.06, 4.12 or 4.13 hereof);

(9)                                        release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(10)                                  make any change in the preceding amendment and waiver provisions; or

(11)                                  reduce the amount or change the time for payment of the Interest Make-Whole Premium.

Section 8.03                                Compliance with TIA.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 8.04                                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

Section 8.05                                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06                                Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.05 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE 9
SATISFACTION AND DISCHARGE

Section 9.01                                Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                        either:

(a)          all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable, whether at maturity or otherwise.

(2)                                        the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3)                                        the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

Notwithstanding the satisfaction and discharge of this Indenture, nothing in this Section 9.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

ARTICLE 10
GUARANTEES

Section 10.01                          Guarantee.

(a)                                  Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                        the principal of, premium, if any, and interest (including any Interest Make-Whole Premium) on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                        in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be immediately reinstated and be in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the

Guarantors for the purpose of this Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor to the extent permitted by applicable law so long as the exercise of such right does not impair the rights of the Holders under the Guarantee and such claim for contribution that such Guarantor may have against any other Guarantor shall be subrogated to the prior payment in full in cash of all obligations owed to Holders under or in respect of the Notes.

Section 10.02                          Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03                          Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be signed (by manual or facsimile signature) by an Officer of such Guarantor (who shall have been duly authorized by all requisite corporate actions) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.09 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.09 hereof and this Article 10, to the extent applicable.

Section 10.04                          Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets in an Asset Sale to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                        immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)                                        either:

(a)          subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture; or

(b)         the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture,

provided, however, that the transfer, sale or other disposition of all or substantially all of the assets of, directly or indirectly, the Company and the Guarantors as a whole will be governed by Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05                          Releases.

The Note Guarantee of a Guarantor will be released:

(1)                                        in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.13 hereof;

(2)                                        in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.13 hereof;

(3)                                        if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.09 hereof; or

(4)                                        upon satisfaction and discharge of this Indenture in accordance with Article 9 hereof.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, and interest (including any Interest Make-Whole Premium) on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
CONVERSION OF NOTES

Section 11.01                          Conversion Privilege.

Subject to and upon compliance with the provisions of this Article 11, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is at least $1,000 principal amount and the portion to remain unconverted is at least $2,000 principal amount) of such Note, at any time and from time to time until the Close of Business on the second Business Day immediately preceding the Maturity Date, at an initial conversion rate of 400.0000 shares of Common Stock (subject to adjustment as provided in Section 11.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 11.02, the “Conversion Obligation”).

The initial Conversion Rate implies a Conversion Price of approximately $2.50 per share of Common Stock, assuming full conversion of the Initial Notes (and before giving effect to or the payment of any Interest Make-Whole Premium).

Section 11.02                          Conversion Procedure; Settlement Upon Conversion.

(a)                                  Except as provided in Section 11.07(a) hereof, upon conversion of any Note, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (A)(x) the aggregate principal amount of such Note that is being converted, divided by (y) $1,000 and (B) the Conversion Rate in effect on the applicable Conversion Date; provided, however, that the Company will pay an amount of cash in lieu of any fractional share of Common Stock determined in accordance with Section 11.02(j) hereof. The Company will deliver such shares of Common Stock, and pay any amount of cash in lieu of any fractional share of Common Stock, on the third Business Day immediately following the applicable Conversion Date.

(b)                                 Subject to Section 11.02(e) hereof, before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and (ii) in the case of a Definitive Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion as Exhibit G hereto (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, and (2) if required, furnish appropriate endorsements and transfer documents. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 11 on the Conversion Date for such conversion.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee, upon receipt of an Authentication Order if required in connection with the issuance of new Notes, shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or the Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                                    Except as provided in Section 11.03 hereof, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 11.

(g)                                 Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                                 The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal of, premium, if any, and any and all interest (but excluding any Interest Make-Whole Premium) on the Note that is converted. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If Notes are converted after the Close of Business on a Record Date but before the related Interest Payment Date, if permitted by the Depositary the Holders of such Notes as of the Close of Business on such Record Date will receive no money or property representing the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.

(i)                                     The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on the Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)                                     The Company shall not issue any fractional shares of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Conversion Rate then in effect. For each Note surrendered for conversion, the full number of shares of Common Stock that shall be issued upon conversion thereof shall be computed on the basis of the Conversion Rate then in effect, and any fractional shares of Common Stock remaining after such computation shall be paid in cash.

Section 11.03                          Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 11.03, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                  If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x ( OS1 / OS0 )

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 11.03(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 11.03(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x ( ( OS0 + X ) / ( OS0 + Y ) )

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 11.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 11.03(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 11.03(a), Section 11.03(b), or Section 11.03(e) hereof, (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11.03(d) hereof, and (iii) Spin-Offs as to which the provisions set forth below in this Section 11.03(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0  x ( SP0 / ( SP0 – FMV ) )

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the Fair Market Value of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 11.03(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 11.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x ( ( FMV + MP0 ) / MP0 )

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Valuation Date;

CR1 = the Conversion Rate in effect immediately after the open of business on the Valuation Date;

FMV = the Last Reported Sale Price of the Capital Stock or similar Equity Interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 hereof as if references therein to Common Stock were to such Capital Stock or similar Equity Interest) as of the Ex-Dividend Date of the Spin-Off (the “Valuation Date”); and

MP0 = the Last Reported Sale Price of the Common Stock on the Valuation Date.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the Valuation Date.

For purposes of this Section 11.03(c) (and subject in all respect to Section 11.11 hereof), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.03(c) (and no adjustment to the Conversion Rate under this Section 11.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.03(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.03(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.03(a), Section 11.03(b) and this Section 11.03(c), any dividend or distribution to which this Section 11.03(c) is applicable that also includes one or both of:

(A)                              a dividend or distribution of shares of Common Stock to which Section 11.03(a) is applicable (the “Clause A Distribution”); or

(B)                                a dividend or distribution of rights, options or warrants to which Section 11.03(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.03(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.03(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.03(a) and Section 11.03(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 11.03(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 11.03(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x ( SP0 / ( SP0 – C ) )

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 11.03(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x ( ( AC + ( SP1 x OS1 ) ) / ( OS0 x SP1 ) )

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the 10th Business Day immediately following, and including, the Business Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the 10th Business Day immediately following, and including, the Business Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate Fair Market Value of all cash and any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the Last Reported Sale Price of the Common Stock on the Business Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 11.03(e) shall occur at the Close of Business on the 10th Business Day immediately following, and including, the Business Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Business Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 11.03(e) with respect to 10 Business Days shall be deemed replaced with such lesser number of Business Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.

(f)                                    [Reserved.]

(g)                                 If the application of the formulas in clauses (a), (b), (c), (d) or (e) of this Section 11.03 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination). In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of the Common Stock.

(h)                                 Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(i)                                     In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.03, and to the extent permitted by applicable law and subject to applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its registered address a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)                                     Notwithstanding anything to the contrary in this Article 11, the Conversion Rate shall not be adjusted:

(1)                                        upon the issuance of any shares of Common Stock pursuant to any current or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)                                        upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(3)                                        upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) of this subsection and outstanding as of the Issue Date;

(4)                                        for a change in the par value of the Common Stock; or

(5)                                        for accrued and unpaid interest, if any.

(k)                                  All calculations and other determinations under this Article 11 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(l)                                     The Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried–forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the first date of issue of the Notes and otherwise and (ii) on the Conversion Date for any Notes, unless such adjustment has already been made.

(m)                               Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its registered address. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n)                                 For purposes of this Section 11.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 11.04                          Adjustments Upon Certain Fundamental Changes.

(a)                                  General. If a Fundamental Change (determined after giving effect to the paragraph immediately following clause (iv) of the definition thereof, but without regard to the exclusion in clause (ii)(B) of the definition thereof) occurs (a “Make-Whole Fundamental Change”), and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 11.04, increase the Conversion Rate for such Notes by the number of additional shares of Common Stock (the “Additional Shares”) described in this Section 11.04. For purposes of this Section 11.04, a conversion of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice for such Notes is received by the Conversion Agent during the period beginning on, and including, the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change and ending on, and including, (A) if such Make-Whole Fundamental Change is also a Fundamental Change, the later of (x) the Close of Business on the third Business Day immediately prior to the related Fundamental Change Repurchase Date and (y) the Close of Business on the 30th Business Day immediately following the date the Company delivers notice to each Holder of such Make-Whole Fundamental Change pursuant to this Section 11.04, and (B) if such Make-Whole Fundamental Change is not a Fundamental Change, the Close of Business on the 30th Business Day immediately following the date the Company delivers notice to each Holder of such Make-Whole Fundamental Change pursuant to this Section 11.04;

No later than 5 Business Days after the effective date of a Make-Whole Fundamental Change, the Company will notify the Holders of such effective date and issue a press release announcing such effective date.

(b)                                 Determination of Additional Shares. The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, and will be based on the Make-Whole Fundamental Change Effective Date and the Stock Price for such Make-Whole Fundamental Change. For any Make-Whole Fundamental Change, the “Make-Whole Fundamental Change Effective Date” will mean the effective date of such Make-Whole Fundamental Change.

(c)                                  Adjustment of Stock Prices and Additional Shares. The Stock Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 11.03. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 11.03 hereof.

(d)                                 Additional Shares Table. The following table sets forth hypothetical Make-Whole Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Notes for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price.

Effective	Stock Prices
Date	$1.89	$2.00	$2.20	$2.50	$3.00	$3.75	$4.75	$6.00	$7.50	$10.00
10/22/2012	129.1005	119.9660	106.2550	90.4070	71.9260	54.3930	40.2890	29.6670	21.9820	14.4980
8/1/2013	129.1005	112.3970	98.5210	82.8190	65.0290	48.7140	35.9800	26.5440	19.6760	13.0230
8/1/2014	129.1005	104.0860	89.4390	73.4090	56.1020	41.1680	30.1460	22.2680	16.5740	11.0590
8/1/2015	129.1005	102.8900	78.1650	60.8010	43.6100	30.4900	21.8930	16.1690	12.1260	8.1980
8/1/2016	129.1005	101.0350	64.1560	42.3710	24.5620	14.8780	10.3970	7.7760	5.9120	4.0650
8/1/2017	129.1005	100.0150	54.5600	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e)                                  Use of Additional Shares Table. If the Stock Price and/or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(1)                                        if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Make-Whole Fundamental Change Effective Dates listed in the table, as applicable, based on a 365-day year;

(2)                                        if the Stock Price is greater than $10.00, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate; and

(3)                                        if the Stock Price is less than $1.89, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 11.04 to exceed 529.1005 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 11.04 hereof.

(f)                                                   Settlement or Conversion. Except as provided in Section 11.07 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion by delivering a number of shares of Common Stock and an amount of cash in lieu of fractional shares of Common Stock in accordance with Section 11.02 hereof; provided, however, that notwithstanding anything to the contrary in Section 11.03 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date applicable to such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 11.04) and (ii) the Stock Price for such Make-Whole Fundamental Change.

Section 11.05                          Adjustments of Prices.

Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Price of the Common Stock, the Board of Directors of the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time after the date of the valuation used to calculate the Last Reported Sale Price.

Section 11.06                          Shares to Be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 11.07                          Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                                  In the case of:

(1)                                        any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(2)                                        any consolidation, merger or combination involving the Company;

(3)                                        any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4)                                        any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall automatically be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 8.01(4) hereof providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the Conversion Obligation shall be calculated and settlement in accordance with Section 11.02 hereof such that (A) the number of shares of Common Stock otherwise deliverable upon conversion of the Notes in accordance with Section 11.02 hereof shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (B) the Conversion Rate shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any additional shares pursuant to Sections 11.03 and 11.04 hereof), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 11. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 11.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its registered address, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                                  The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 11.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 11.01 and Section 11.02 hereof prior to the effective date of such Merger Event.

(d)                                 The above provisions of this Section 11.07 shall similarly apply to successive Merger Events.

Section 11.08                          Certain Covenants.

(a)                                  The Company covenants that, to the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares or shares held in treasury, the maximum number of shares of Common Stock potentially required to satisfy conversion of the Notes from time to time as Notes are presented for conversion.

(b)                                 The Company covenants that all shares of Common Stock to be issued upon conversion of Notes will be duly authorized, validly issued, fully paid and non-assessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

(c)                                  The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any Governmental Authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)                                 The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 11.09                          Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.07 hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.07 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02 hereof, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 11.10                          Notice to Holders Prior to Certain Actions.

In case of any:

(a)                                  action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 11.03 or Section 11.11 hereof;

(b)                                 Merger Event; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries,

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its registered address, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 11.11                          Stockholder Rights Plans.

To the extent that the Company has a rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock Distributed Property as provided in Section 11.03(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 11.12                          Limit on Issuance of Shares of Common Stock Upon Conversion.

Notwithstanding any other provision of the Notes or this Indenture, in no event will the Company issue more than 20,242,270 shares of Common Stock (which represents 19.9% of the outstanding Common Stock as of the Issue Date) upon conversion of the Notes and in payment of any Interest Make-Whole Premium obligations unless the Company has previously received stockholder approval for issuances of shares of Common Stock in excess of that number of shares in accordance with, and to the extent required by, any applicable shareholder approval rules or listing standards of any national or regional securities exchange, and any Holder who would otherwise be entitled to receive shares of Common Stock upon such conversion of the Notes in excess of such number shall instead be entitled to receive cash in an amount equal to the Daily VWAP of the Common Stock for the 10 Trading Days ending on an including the Trading Day immediately preceding the date on which such Common Stock would otherwise be issuable hereunder but for this provision, as calculated by the Company, in lieu of each share that such Holder would otherwise be entitled to receive in excess of such number.

In addition, the Company shall not issue any shares of Common Stock upon conversion of the Notes and in payment of any Interest Make-Whole Premium obligations to any Holder that is an officer, director, consultant, Beneficial Owner as of the date hereof of 20% or more of the outstanding shares of Common Stock, or Affiliate of any of the foregoing, unless the Company has previously received stockholder approval for such issuances of shares of Common Stock in accordance with, and to the extent required by, any applicable shareholder approval rules or listing standards of any national or regional securities exchange, and the Company shall use its best efforts to seek and obtain such stockholder approval if so required.

ARTICLE 12
MISCELLANEOUS

Section 12.01                          Trust Indenture Act Controls.

If any provisions of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA §318(c), the imposed duties shall control.

Section 12.02                          Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

ZaZa Energy Corporation

1301 McKinney Street Suite 3000

Houston, Texas 77010

Attention: Chief Financial Officer

with copies to:

Andrews Kurth LLP

600 Travis

Suite 4200

Houston, Texas 77002

Attention: W. Mark Young

If to the Trustee:

Wilmington Trust, National Association
Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Operations and Administrative Department

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any offer to purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

A copy of this Indenture may be requested in writing by a Holder for no charge by sending a written request therefor to the Company.

Section 12.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04         Internal Revenue Service Forms; Withholding.

On or before the Issue Date and from time to time as required by applicable law or as reasonably requested by the Company, each Holder agrees to deliver to the Company a properly completed and duly executed applicable Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY (with required attachments) or W-9, as applicable, along with such other documentation reasonably requested by the Company that establishes an exemption from or reduction of United States withholding tax.  Each Holder shall provide replacement forms on the obsolescence of such forms or inaccuracy of any information thereon.  To the extent any withholding of taxes is required by law with respect to any actual or deemed payment by the Company, any payment by the Company with respect to such Holder, including cash or any shares of stock delivered upon conversion by such Holder, shall be subject to applicable withholding, taking into account any exemption from or reduction of such withholding tax established by such forms or other documentation.

Section 12.05         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)             an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.06 hereof), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; or

(2)             an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.06                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)             a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)             a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)             a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)             a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.07         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.08         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.09         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 12.10         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11         Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.12         Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15         Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

ZAZA ENERGY CORPORATION,
as Issuer

By:	/s/ Todd Alan Brooks
Name: Todd Alan Brooks
Title: President and Chief Executive Officer

TOREADOR RESOURCES CORPORATION,
as Guarantor

By:	/s/ Ian H. Fay
Name:Ian H. Fay
Title: Vice President

ZAZA HOLDINGS, INC.,
as Guarantor

By:	/s/ Todd Alan Brooks
Name: Todd Alan Brooks
Title: Vice President

ZAZA ENERGY DEVELOPMENT, LLC,
as Guarantor

By:	/s/ Todd Alan Brooks
Name: Todd Alan Brooks
Title: Manager

ZAZA ENERGY, LLC,
as Guarantor

By:	/s/ Todd Alan Brooks
Name: Todd Alan Brooks
Title: Manager

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: Administrative Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Face of QIB/AI/Reg S Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE INDENTURE GOVERNING THIS SECURITY.  A COPY OF THE INDENTURE IS AVAILABLE, FREE OF CHARGE, UPON WRITTEN REQUEST TO ZAZA ENERGY CORPORATION, 1301 MCKINNEY STREET, SUITE 3000, HOUSTON, TEXAS 77010, ATTENTION: SCOTT GAILLE.

[Insert the Original Issue Discount Legend pursuant to the provisions of the Indenture]

CUSIP 144A: 98919T AB6

Reg S: U98837 AA2

AI: 98919T AC4
Registered: 98919T AD2

9.00% Convertible Senior Notes due 2017

No.	$

ZAZA ENERGY CORPORATION

promises to pay to                                  or registered assigns, the principal sum of $                                 DOLLARS (or such other amount as identified on the “Schedule of Increases and Exchanges of Interests in Global Note” attached hereto) on August 1, 2017.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:  [                ], 2012

ZAZA ENERGY CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:                 , 2012

[Back of Note]

9.00% Convertible Senior Notes due 2017

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

INTEREST.  ZaZa Energy Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 9.00% per annum, from October 22, 2012 until maturity.  The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 1, 2013.  The Company will pay Defaulted Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (including any Interest Make-Whole Premium) (without regard to any applicable grace period), from time to time on demand at a rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  Defaulted Interest, if any, will be paid on regular Interest Payment Dates in the same manner as other interest is paid on the Notes.  All reference to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes and, if any, Defaulted Interest, Additional Interest and Special Interest (unless the Indenture states otherwise). Defaulted Interest will be in addition to any other interest payable from time to time with respect to the Notes.

METHOD OF PAYMENT.  The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, and interest (including any Interest Make-Whole Premium, as described in the Indenture) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent and (2) such payment by check may only be paid so long as no Event of Default under the Indenture is continuing.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

REGISTRAR, PAYING AGENT AND CONVERSION AGENT.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Registrar, Paying Agent and Conversion Agent.  The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

INDENTURE.  The Company issued the Notes under an Indenture dated as of October 22, 2012 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

RANKING. This Note shall constitute a senior obligation of the Company.

PROVISIONAL REDEMPTION.  The Notes are redeemable at any time and from time to time on or after August 1, 2015 at the option of the Company if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 150% of the applicable Conversion Price in effect on each such Trading Day. The Redemption Price shall be equal to a cash amount equal to the sum of (i) 100% of the principal amount of Notes being redeemed, plus (ii) accrued and unpaid interest, if any to, but excluding, the Redemption Date. The Redemption Date must be a Business Day.

NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

NO MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF THE HOLDER.

If there is a Fundamental Change, the Company will be required to make an offer (a “Fundamental Change Offer”) to each Holder to repurchase all  of such Holder’s Notes (or such portion thereof specified by such Holder in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, plus the Interest Make-Whole Premium on the Notes repurchased (the “Fundamental Change Payment”).  Within 10 days following any Fundamental Change, the Company will mail a notice to each Holder setting forth the procedures governing the Fundamental Change Offer as required by the Indenture.

If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale, the Company in circumstances specified in the Indenture may be required to commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.06 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, in accordance with the procedures set forth in the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for purchase, except for the unpurchased portion of any Note being purchased in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be purchased or during the period between a Record Date and the corresponding Interest Payment Date.  The Notes are also subject to certain restrictions on transfer set forth in the Indenture.

CONVERSION OF NOTES.  As provided in and subject to and upon compliance with the provisions of the Indenture, each Holder of a Note has the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is at least $1,000 principal amount and the portion to remain unconverted is at least $2,000 principal amount) of such Note, at any time and from time to time until the close of business on the second Business Day immediately preceding the Maturity Date, into a number of shares of Common Stock determined in accordance with Article 11 of the Indenture.

In the event a Holder elects to exercise its right to convert its Notes, and such election occurs on or after May 1, 2013 but prior to August 1, 2017, such Holder shall be entitled to receive, in addition to the consideration that such Holder is entitled to receive upon conversion, a Interest Make-Whole Premium. The Company shall have thirty (30) days from the Conversion Date to pay the Interest Make-Whole Premium. The Company may pay any Interest Make-Whole Premium either in cash or, subject to shareholder approval if required by any applicable shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, in Common Stock, at its election. If the Company elects to pay a Interest Make-Whole Premium in Common Stock, such stock will be valued at 95% of the simple average of the daily volume weighted average prices of the Common Stock for the 10 Trading Days ending on and including the Trading Day immediately preceding the Conversion Date.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion.

PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.  Only Holders have rights under the Indenture and this Note.

AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

DEFAULTS AND REMEDIES.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain payment defaults and certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest.  The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 4.11 of the Indenture will, for the 90 days after the occurrence of such Event of Default, consist exclusively of the right to receive Special Interest on the principal amount of the Notes.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT

TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any offer to purchase, and reliance may be placed only on the other identification numbers placed thereon.

GOVERNING LAW.  THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

ZaZa Energy Corporation

1301 McKinney Street, Suite 3000

Houston, Texas 77010

Attention: Scott Gaille

Facsimile: (713) 595-1919

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                             to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of the Note[s])

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.12	☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of the Note[s])

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, or increases in the principal amount of the Global Note, have been made:

Date of Exchange or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ZaZa Energy Corporation

1301 McKinney Street Suite 3000

Houston, Texas 77010

Attention: Chief Financial Officer

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Operations and Administrative Department

Re:  9.00% Convertible Senior Notes due 2017

Reference is hereby made to the Indenture, dated as of October 22, 2012 (the “Indenture”), among ZaZa Energy Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified  institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restriction on transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S  Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐ Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐  such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act (to the extent the prohibition on general solicitations remains applicable under Regulation D) and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐ a beneficial interest in the:

(i)          ☐    QIB Global Note (CUSIP                     ), or

(ii)         ☐  Regulation S Global Note (CUSIP                   ), or

(iii)        ☐  AI Global Note (CUSIP                   ); or

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐ a beneficial interest in the:

(i)          ☐ QIB Global Note (CUSIP                     ), or

(ii)         ☐  Regulation S Global Note (CUSIP                   ), or

(iii)        ☐ AI Global Note (CUSIP                   ); or

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

ZaZa Energy Corporation

1301 McKinney Street Suite 3000

Houston, Texas 77010

Attention: Chief Financial Officer

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Operations and Administrative Department

Re:  9.00% Convertible Senior Notes due 2017

(CUSIP                         )

Reference is hereby made to the Indenture, dated as of October 22, 2012 (the “Indenture”), among ZaZa Energy Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note, ☐ Regulation S Global Note, ☐ AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING ACCREDITED INVESTOR

ZaZa Energy Corporation

1301 McKinney Street Suite 3000

Houston, Texas 77010

Attention: Chief Financial Officer

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Operations and Administrative Department

Re:  9.00% Convertible Senior Notes due 2017

Reference is hereby made to the Indenture, dated as of October 22, 2012 (the “Indenture”), among ZaZa Energy Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (4), (7) or (8) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 22, 2012 (the “Indenture”) among ZaZa Energy Corporation, (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest (including any Interest Make-Whole Premium) on, the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR]

By:
Name:
Title:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 ,         , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of ZaZa Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 22, 2012 providing for the issuance of 9.00% Convertible Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof, and subject to the limitations therein.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:                                ,

ZAZA ENERGY CORPORATION,
as Issuer

By:
Name:
Title:

TOREADOR RESOURCES CORPORATION,
as Guarantor

By:
Name:
Title:

ZAZA HOLDINGS, INC.,
as Guarantor

By:
Name:
Title:

ZAZA ENERGY DEVELOPMENT, LLC,
as Guarantor

By:
Name:
Title:

ZAZA ENERGY, LLC,
as Guarantor

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

EXHIBIT G

FORM OF NOTICE OF CONVERSION

ZaZa Energy Corporation

1301 McKinney Street Suite 3000

Houston, Texas 77010

Attention: Chief Financial Officer

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Operations and Administrative Department

Re:  9.00% Convertible Senior Notes due 2017

Reference is hereby made to the Indenture, dated as of October 22, 2012 (the “Indenture”), among ZaZa Energy Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                      , (the “Owner”) owns and proposes to exercise the option to convert the Note[s], or the portion thereof (if the portion to be converted is at least $1,000 principal amount and the portion to remain unconverted is at least $2,000 principal amount) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in the Note[s], and directs that all shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount, and any cash or shares of Common Stock comprising any applicable Interest Make-Whole Premium, be issued and delivered to the Owner unless a different name has been indicated below.  If any shares of Common Stock or any portion of the Note[s] not converted are to be issued in the name of a Person other than the Owner, the Owner will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 11.02(d) of the Indenture.

Principal amount to be converted (if less than all):  $                              .

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

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Date:

Your Signature:
(Sign exactly as your name appears on the face of the Note[s])

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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